Exhibit 23.2

           Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the registration statements of NovaDel Pharma Inc. on Form S-8 (File No. 333-116665) and Forms SB-2 (File Nos. 333-86262, 333-107122, and 333-112852) of our report dated September 8, 2003 on our audit of the financial statements of NovaDel Pharma Inc. as of July 31, 2003 and for the year then ended (which have been restated), which report is included in this Annual Report on Form 10-KSB.


/s/  Wiss & Company, LLP

Livingston, New Jersey
November 11, 2004